                                                                     Exhibit 4.1


         Amendment No. 1 dated as of June 25, 1997 to the INDENTURE dated as of March 27, 1997, between PNC Student Loan Trust I, a Delaware business trust (the "Issuer"), Bankers Trust Company, as indenture trustee and not in its individual capacity (the "Indenture Trustee").

         WHEREAS, the Issuer desires to, among other things, issue an additional Series of Notes; and

         WHEREAS, in connection with the issuance of such additional Series of Notes the Issuer desires to make certain amendments to the Indenture dated as of March 27, 1997 between the Issuer and the Indenture Trustee (the "Indenture").

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         Capitalized but undefined terms used herein shall have the meanings set forth in the Original Indenture.

         SECTION 1. Amendment. The Indenture is hereby amended to read in its entirety as set forth on Exhibit A.

         SECTION 2. Effect of Headings and Table of Contents. Section headings are for convenience only and shall not affect the construction hereof.

         SECTION 3. Governing Law. This Amendment No. 1 shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         SECTION 4. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment No. 1 to the Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                                            PNC Student Loan Trust I


                                            By:  THE FIRST NATIONAL BANK
                                                 OF CHICAGO
                                            not in its individual
                                            capacity but solely as
                                            Eligible Lender Trustee,


                                            By: /s/ Steve M. Husbands
                                                ----------------------
                                                Name:  Steve M. Husbands
                                                Title: Assistant Vice President


                                            BANKERS TRUST COMPANY,
                                            not in its individual capacity but
                                            solely as Indenture Trustee,


                                            By: /s/ Linda A. Rakolta
                                                ----------------------
                                                Name:  Linda A. Rakolta
                                                Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------




                                   INDENTURE





                                    between


                           PNC STUDENT LOAN TRUST I,
                                   as Issuer




                                      and




                             BANKERS TRUST COMPANY

                      not in its individual capacity, but
                          solely as Indenture Trustee



                           Dated as of March 27, 1997
                         as Amended as of June 25, 1997

                             CROSS-REFERENCE TABLE 1

TIA                                                                          Indenture
Section                                                                      Section
-------                                                                      ---------
      310(a)(1)    ........................................................  6.11
         (a)(2)    ........................................................  6.11
         (a)(3)    ........................................................  6.10
         (a)(4)    ........................................................  N.A. 2
         (a)(5)    ........................................................  6.11
         (b)       ........................................................  6.8;
                                                                             6.10; 6.11
         (c)       ........................................................  N.A.
      311(a)       ........................................................  6.12
         (b)       ........................................................  6.12
         (c)       ........................................................  N.A.
      312(a)       ........................................................  7.1;
                                                                             7.2(a)
         (b)       ........................................................  7.2(b)
         (c)       ........................................................  7.2(c)
      313(a)       ........................................................  6.6
         (b)       ........................................................  6.6
         (c)       ........................................................  11.5
         (d)       ........................................................  6.6
      314(a)       ........................................................  3.9; 7.3
         (b)       ........................................................  3.6
         (c)       ........................................................  2.9; 4.1
                                                                             11.1
         (d)       ........................................................  2.9;
                                                                             11.1
         (e)       ........................................................  11.1
         (f)       ........................................................  3.9
      315(a)       ........................................................  6.1
         (b)       ........................................................  6.5
         (c)       ........................................................  6.1
         (d)       ........................................................  6.1
         (e)       ........................................................  5.13
      316(a)(1)(A) ........................................................  5.11
         (a)(1)(B) ........................................................  5.12
         (a)(2)    ........................................................  N.A.
         (b)       ........................................................  5.7
         (c)       ........................................................  1.1
      317(a)       ........................................................  5.3
         (b)       ........................................................  3.3
      318(a)       ........................................................  11.7

--------
1 Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.
2        N.A. means Not Applicable.

                               TABLE OF CONTENTS


ARTICLE I         DEFINITIONS AND USAGE............................................................1

   SECTION 1.1.   Definitions and Usage............................................................1
   SECTION 1.2.   Incorporation by Reference of
                  Trust Indenture Act..............................................................1

ARTICLE II        THE NOTES........................................................................2

   SECTION 2.1.   Form.............................................................................2
   SECTION 2.2.   Execution, Authentication and Delivery...........................................2
   SECTION 2.3.   Notes Issuable in Series and Classes; ...........................................3
   SECTION 2.4.   Denominations....................................................................6
   SECTION 2.5.   Temporary Notes .................................................................6
   SECTION 2.6.   Registration; Registration of Transfer and Exchange..............................6
   SECTION 2.7.   Mutilated, Destroyed, Lost or Stolen Notes.......................................8
   SECTION 2.8.   Persons Deemed Owner.............................................................9
   SECTION 2.9.   Payments of Principal and Interest...............................................9
   SECTION 2.10.  Cancellation....................................................................11
   SECTION 2.11.  Authentication and Delivery of Notes ...........................................12
   SECTION 2.12.  Release of Collateral...........................................................16
   SECTION 2.13.  Restrictions on Transfer .......................................................16
   SECTION 2.14.  Book-Entry Notes ...............................................................17
   SECTION 2.15.  Notices to Clearing Agency .....................................................18
   SECTION 2.16.  Definitive Notes ...............................................................19

ARTICLE III       COVENANTS ......................................................................19

   SECTION 3.1.   Payment to Noteholders .........................................................19
   SECTION 3.2.   Maintenance of Office or Agency ................................................20
   SECTION 3.3.   Money for Payments To Be Held in Trust .........................................20
   SECTION 3.4.   Existence ......................................................................22
   SECTION 3.5.   Protection of Indenture Trust Estate ...........................................22
   SECTION 3.6.   Opinions as to Indenture Trust Estate ..........................................23
   SECTION 3.7.   Performance of Obligations; Servicing of
                  Financed Student Loans..........................................................23
   SECTION 3.8.   Negative Covenants .............................................................25
   SECTION 3.9.   Annual Statement as to Compliance ..............................................25
   SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.............................26
   SECTION 3.11.  Successor or Transferee.........................................................28
   SECTION 3.12.  No Other Business...............................................................28
   SECTION 3.13.  No Borrowing....................................................................28
   SECTION 3.14.  Obligations of Master Servicer and Administrator................................28
   SECTION 3.15.  Guarantees, Loans, Advances and Other Liabilities...............................29
   SECTION 3.16.  Capital Expenditures............................................................29
   SECTION 3.17.  Restricted Payments.............................................................29

   SECTION 3.18.  Notice of Events of Default.....................................................29
   SECTION 3.19.  Further Instruments and Acts....................................................30

ARTICLE IV        SATISFACTION AND DISCHARGE......................................................30

   SECTION 4.1.   Satisfaction and Discharge of Indenture.........................................30
   SECTION 4.2.   Application of Trust Money......................................................31
   SECTION 4.3.   Repayment of Moneys Held by Paying Agent........................................31

ARTICLE V         REMEDIES........................................................................32

   SECTION 5.1.   Events of Default...............................................................32
   SECTION 5.2.   Acceleration of Maturity; Rescission and Annulment..............................33
   SECTION 5.3.   Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.......34
   SECTION 5.4.   Remedies; Priorities............................................................37
   SECTION 5.5.   Optional Preservation of the Financed
                  Student Loans...................................................................39
   SECTION 5.6.   Limitation of Suits.............................................................39
   SECTION 5.7.   Unconditional Rights of Noteholders To
                  Receive Principal and Interest..................................................40
   SECTION 5.8.   Restoration of Rights and Remedies..............................................40
   SECTION 5.9.   Rights and Remedies Cumulative..................................................41
   SECTION 5.10.  Delay or Omission Not a Waiver..................................................41
   SECTION 5.11.  Control by Noteholders..........................................................41
   SECTION 5.12.  Waiver of Past Defaults.........................................................42
   SECTION 5.13.  Undertaking for Costs...........................................................42
   SECTION 5.14.  Waiver of Stay or Extension Laws................................................43
   SECTION 5.15.  Action on Notes.................................................................43
   SECTION 5.16.  Performance and Enforcement of Certain Obligations..............................43

ARTICLE VI        THE INDENTURE TRUSTEE...........................................................44

   SECTION 6.1.   Duties of Indenture Trustee.....................................................44
   SECTION 6.2.   Rights of Indenture Trustee.....................................................46
   SECTION 6.3.   Individual Rights of Indenture Trustee..........................................47
   SECTION 6.4.   Indenture Trustee's Disclaimer..................................................47
   SECTION 6.5.   Notice of Defaults..............................................................47
   SECTION 6.6.   Reports by Indenture Trustee to Noteholders.....................................47
   SECTION 6.7.   Compensation and Indemnity......................................................48
   SECTION 6.8.   Replacement of Indenture Trustee................................................49
   SECTION 6.9.   Successor Indenture Trustee by Merger...........................................50
   SECTION 6.10.  Appointment of Co-Trustee or
                  Separate Trustee................................................................50
   SECTION 6.11.  Eligibility; Disqualification ..................................................52
   SECTION 6.12.  Preferential Collection of Claims Against Issuer................................52

ARTICLE VII       Noteholders' Lists and Reports..................................................52

   SECTION 7.1.   Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders..........53

   SECTION 7.2.   Preservation of Information; Communications
                  to Noteholders..................................................................53
   SECTION 7.3.   Fiscal Year of Issuer...........................................................53

ARTICLE VIII      ACCOUNTS, DISBURSEMENTS AND RELEASES............................................54

   SECTION 8.1.   Collection of Money.............................................................54
   SECTION 8.2.   Trust Accounts..................................................................54
   SECTION 8.3.   General Provisions Regarding Accounts...........................................55
   SECTION 8.4.   [Reserved]......................................................................56
   SECTION 8.5.   [Reserved]......................................................................56

ARTICLE IX........................................................................................56

   SECTION 9.1.   Supplemental Indentures Without Consent
                  of Noteholders..................................................................56
   SECTION 9.2.   Supplemental Indentures with Consent of Noteholders.............................58
   SECTION 9.3.   Execution of Supplemental Indentures............................................59
   SECTION 9.4.   Effect of Supplemental Indenture................................................60
   SECTION 9.5.   Conformity with Trust Indenture Act.............................................60
   SECTION 9.6.   Reference in Notes to Supplemental
                  Indentures......................................................................60

ARTICLE X  .......[INTENTIONALLY OMITTED].........................................................61


ARTICLE XI .......MISCELLANEOUS...................................................................61

   SECTION 11.1.  Compliance Certificates and Opinions, etc.......................................61
   SECTION 11.2.  Form of Documents Delivered to
                  Indenture Trustee...............................................................63
   SECTION 11.3.  Acts of Noteholders.............................................................64
   SECTION 11.4.  Notices, etc., to Indenture Trustee, Issuer
                  and Rating Agencies.............................................................64
   SECTION 11.5.. Notices to Noteholders; Waiver..................................................65
   SECTION 11.6.. Alternate Payment and Notice Provisions.........................................66
   SECTION 11.7.. Conflict With Trust Indenture Act...............................................66
   SECTION 11.8.. Effect of Headings and Table of Contents........................................66
   SECTION 11.9.. Successors and Assigns..........................................................66
   SECTION 11.10. Separability....................................................................67
   SECTION 11.11. Benefits of Indenture...........................................................67
   SECTION 11.12. Legal Holidays..................................................................67
   SECTION 11.13. Governing Law...................................................................67
   SECTION 11.14. Counterparts....................................................................67
   SECTION 11.15. Recording of Indenture..........................................................67
   SECTION 11.16. Trust Obligations...............................................................68
   SECTION 11.17. No Petition.....................................................................68
   SECTION 11.18. Inspection......................................................................68
   SECTION 11.19. Usury...........................................................................69

APPENDIX A .......DEFINITIONS AND USAGE............................................................3

         INDENTURE dated as of March 27, 1997, as amended as of June 25, 1997, between PNC STUDENT LOAN TRUST I, a Delaware business trust (the "Issuer"), Bankers Trust Company, as trustee and not in its individual capacity (the "Indenture Trustee").


         PRELIMINARY STATEMENT


         The Issuer has duly authorized the execution and delivery of this Indenture to provide for one or more series (each a "Series") of its Notes (the "Notes"), issuable as provided in this Indenture. Each Series of such Notes will be issued only under a separate supplement to this Indenture duly executed and delivered by the Issuer and the Indenture Trustee and limited to the amount therein described. All covenants and agreements made by the Issuer herein are for the benefit and security of the holders of the Notes. The Issuer is entering into this Indenture and the Trustee is accepting the trusts created hereby, for good and valuable consideration; the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.


         ARTICLE I

         Definitions and Usage
         ---------------------

         SECTION 1.1. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not defined herein are defined in Appendix A hereto (as supplemented to the extent indicated therein, by the provisions of the Terms Supplement for a particular Series), which Appendix A also contains rules as to usage that shall be applicable herein.

         SECTION 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.


         ARTICLE II

         The Notes
         ---------

         SECTION 2.1. Form. The Notes and the Indenture Trustee's certificate of authentication shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any Terms Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

         SECTION 2.2. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

         Each Note shall be dated as of the date specified in the related Terms Supplement.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         SECTION 2.3. Notes Issuable in Series and Classes; General Provisions with Respect to Principal and Interest Payments. The Notes may, as provided herein, be issued in one or more Series, each of which Series may consist of only one Class of Notes or may be divided into two or more Classes, and shall be designated generally as the "PNC Student Loan Trust I Asset Backed Notes" of the Issuer, with such further particular designations added or incorporated in such title for the Notes of any particular Series or Class as the Issuer may determine.

         The principal of each Note shall be payable on the related Final Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration or otherwise.

         Payments of principal of a Class of Notes of a Series shall be made pro rata among all Outstanding Notes of such Class, without preference or priority of any kind.

         Unless otherwise provided in the Terms Supplement, all payments made with respect to any Note shall be applied first to the interest then due and payable on such Note and then to the principal thereof. Unless otherwise provided in the related Terms Supplement, all computations of interest accrued on any Note shall be made on the basis of the actual number of days elapsed in each applicable Interest Period divided by 360.

         Interest on the unpaid principal amount of each Outstanding Note of a Class shall be payable on each Distribution Date for such Class at the Class Interest Rates applicable to such Note for the related Interest Periods.

         Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes of a Series have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable to such Series, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.4.

         Each Note shall bear upon the face thereof the designation so selected for the Series and Class to which it belongs. All Notes of the same Series and Class shall be identical in all respects except for the denominations and dates thereof. All Notes of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Notes of the different Classes within such Series as specified in the applicable Terms Supplement.

         Each Series of Notes shall be created by a Terms Supplement authorized by the Trust Agreement and establishing the terms and provisions of such Series, specifying the Financed Student Loans and any other property to be included in the Indenture Trust Estate therefor and Granting such Indenture Trust Estate as security for all previously issued and Outstanding Series of Notes and the Series of Notes created thereby. The several Series may differ in respect of any of the following matters:

         (1)      designation of the Series;

         (2)      dating of the Notes of the Series and Interest Period;

         (3) the number of Classes and the maximum aggregate principal amount of Notes of each such Class which may be issued;

         (4) Class Interest Rate for each Class and the method for determining such Class Interest Rate, including the applicable Interest Period;

         (5) Final Maturity Date on which the final installment of principal of each Class is to be paid;

         (6) place or places for the payment of the final installment of principal or the manner in which Noteholders will be informed of such place or places;

         (7)      denominations;

         (8) whether the Notes of such Series may be authenticated by an Authenticating Agent, and, if so, the Person appointed as Authenticating Agent for such Series;

         (9)      Record Dates and Distribution Dates for each Class;

         (10) the amount, if any, to be deposited at the Closing Date in each of the Collection Account, the Expense Account, the Reserve Account and any other account;

         (11) the amount, if any, to be deposited in the Reserve Account, the Requisite Amount of the Specified Reserve Account Requirement for such Series, the circumstances under which withdrawals from such Reserve Account are permitted or required to be made and whether a Qualified Letter of Credit may be delivered to the Indenture Trustee in lieu of a cash deposit in such Reserve Account, and, if so, the standards applicable to such Qualified Letter of Credit;

         (12) whether any surplus funds in the Collection Account for such Series are required to be used to restore amounts on deposit in the Reserve Account to the minimum amount, if any, required to be on deposit therein;

         (13) any items required to be delivered to the Indenture Trustee on the date of issuance of such Series pursuant to Section 2.11;

         (14) whether or the extent to which Eligible Substitute Financed Student Loans may be substituted for Financed Student Loans and the conditions relating thereto including what constitutes an Eligible Substitute Financed Student Loan;

         (15) provisions with respect to terms defined in Appendix A for which the definitions set forth therein require or permit further specification in the related Terms Supplement;

         (16) restrictions, if any, on the transferability of the Notes of such Series;

         (17)     providing for swap agreements; and

         (18) any other provisions expressing or referring to the terms and conditions upon which the Notes of that Series are to be issued under this Indenture which are not in conflict with the provisions of this Indenture.

         In authorizing the issuance of any Series, the Issuer, by Issuer Order, shall determine and specify all matters in respect of the Notes of such Series set forth in clauses (1) to (18), inclusive, to the extent applicable, and shall also determine and specify the forms of Notes of such Series, in compliance with the terms of this Article II.

         SECTION 2.4. Denominations. The Notes shall be issuable only as registered Notes in the denominations prescribed by the terms of the Terms Supplement creating the particular Series.

         SECTION 2.5. Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, photocopied, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of the same Series and Class and of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes of the same Series and Class.

         SECTION 2.6. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the

Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

         Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of the same class and a like aggregate principal amount.

         At the option of the Noteholder, Notes may be exchanged for other Notes of any authorized denominations, of the same Series and Class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Restrictions on transfer, if any, of a Series or Class of Notes shall be set forth herein and in the related Terms Supplement.

         Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements includes membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

         No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.6 not involving any transfer.

         SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series, tenor, aggregate initial principal amount and Class bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Noteholder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone in accordance with the provisions of this Indenture and the applicable Terms Supplement.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.8. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of, interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 2.9. Payments of Principal and Interest. (a) Any installment of interest or principal payable on any Notes of any Series which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Distribution Date by either (i) check mailed to such Person's address as it appears in the Note Register on such Record Date, or (ii) wire transfer in immediately available funds to the account of such Noteholders at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided the Note Registrar appropriate written instructions (which may be standing instructions) at least five business days prior to such Distribution Date; provided, however, the final installment of principal payable with respect to such Note shall be payable as provided in subsection (b) of this Section 2.9.

         (b) All reductions in the principal amount of a Note (or one or more Predecessor Notes) effected by payments of installments of principal made on any Distribution Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final installment of principal of each

Note shall be payable only upon presentation and surrender thereof on or after the Distribution Date therefor to the Indenture Trustee.

         (c) The principal of each Class of Notes shall be payable in installments on each Distribution Date as provided in the applicable Terms Supplement. Notwithstanding the foregoing, the entire unpaid principal amount of each Class of Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if either the Indenture Trustee or the Noteholders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto as provided in the applicable Terms Supplement. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

         (d) If the Issuer defaults in a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Class Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the persons who are Noteholders of such Class on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder of such Class a notice that states the special record date and the amount of defaulted interest to be paid.

         (e) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the rights to unpaid principal and interest that were carried by such other Note. Any checks mailed pursuant to this Section 2.9 and returned undelivered shall be held in accordance with Section 3.3.

         (f) Unless otherwise provided in the relevant Terms Supplement, not later than each Determination Date relating to each Note Distribution Date for a Series of Notes, the Administrator shall prepare and deliver to the Issuer, the Eligible Lender Trustee and the Indenture Trustee a statement (a "Distribution Date Statement") with respect to the following Distribution Date setting forth:

             (i) the amount of the distribution allocable to interest on each Class of Notes, together with the interest rates applicable with respect thereto;

             (ii) the amount of the distribution allocable to principal of each Class of Notes;

             (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

             (iv) the aggregate outstanding principal balance of each Class of Notes of such Distribution Date, after giving effect to payments allocated to principal reported under clause (ii) above;

             (v) the amount of the Servicing Fee allocated to the Master Servicer, the amount of the Administration Fee allocated to the Administrator, the amount of the Indenture Trustee Fee allocated to the Indenture Trustee, and the amount of the Eligible Lender Trustee Fee allocated to the Eligible Lender Trustee, respectively, with respect to such Collection Period; and

             (vi) the amount of the aggregate Realized Losses, if any, for such Collection Period.

         SECTION 2.10. Cancellation. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         SECTION 2.11. Authentication and Delivery of Notes. Notes of any one or more Series may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee of the following:

         (a) an Issuer Order authorizing the execution, authentication and delivery of such Notes by the Issuer and specifying the Series, the Classes within such Series, the Final Maturity Date of each Class, the principal amount and the Class Interest Rate and the method of determining such Class Interest Rate, of each Class of such Notes to be authenticated and delivered;

         (b) in case the Notes to be authenticated and delivered are of any Series not theretofore created, an appropriate Terms Supplement, accompanied by an Issuer Order authorizing such Terms Supplement (and, in the case of the first Series to be authenticated and delivered hereunder, authorizing this Indenture), designating the new Series to be created and prescribing, consistent with the applicable provisions of this Indenture, the terms and provisions relating to the Notes of such Series;

         (c) Opinions of Counsel addressed to the Indenture Trustee substantially to the effect that:

             (i) the Eligible Lender Trustee is an "eligible lender" under the terms of the Higher Education Act, has corporate power to execute and deliver the Trust Agreement, the Trust Agreement authorizes the Issuer to execute and deliver the Terms Supplement relating to such Notes (and, in the case of the first Series to be authenticated and delivered hereunder, this Indenture), and to issue such Notes, and the Issuer has duly taken all necessary action under the Trust Agreement for those purposes;

             (ii)  the Issuer is a Delaware business trust;

             (iii) assuming due execution and delivery thereof by the Indenture Trustee, this Indenture and the related Terms Supplement, as executed and delivered by the Issuer, are the valid, legal and binding obligations of the Issuer, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel need express no opinion with respect to the availability of equitable remedies, and the execution of such Terms Supplement is authorized or permitted by Section 9.1 of this Indenture;

             (iv) the Notes then applied for, when issued, delivered, authenticated and paid for, will be the valid, legal and binding obligations of the Issuer, entitled to the benefits of this Indenture and the related Terms Supplement, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel need express no opinion with respect to the availability of equitable remedies;

             (v) the Issuer has Granted to the Indenture Trustee a lien and first perfected security interest in all of its right, title and interest in each such Financed Student Loan (with priority being based solely on UCC searches conducted, as specified in the opinion and only as to priority over other security interests perfected by UCC filings);

             (vi) the Trust Agreement authorizes the Issuer to Grant the Indenture Trust Estate to the Indenture Trustee as security for the Notes of such Series;

             (vii) the Terms Supplement delivered to the Indenture Trustee with such Opinion of Counsel subjects the Financed Student Loans securing such Series and all previously issued and Outstanding Series and all proceeds therefrom and the Pledged Accounts or Funds for such Series and all previously issued and Outstanding Series to the lien and security interest of this Indenture;

             (viii) such action has been taken with respect to delivery of possession of the Indenture Trust Estate and with respect to the recording and filing of this Indenture, the Terms Supplement for such Series, any other indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements as is necessary to perfect a first priority security interest in the Indenture Trust Estate for such Series and all previously issued and Outstanding Series, with either the details of such action being recited therein, or the absence of any such action being necessary to make such lien and security interest effective being stated therein; and, with any recording, filing, re-recording and re-filing of this Indenture, the Terms Supplement for such Series, any other indentures supplemental hereto and any other requisite documents and any execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest created by this Indenture and the related Terms Supplements in the Indenture Trust Estate for such Series and all previously issued and Outstanding Series until April 30 of the year in which the first Opinion of Counsel with respect to such Series is required to be delivered under
Section 3.6 being described therein;

             (ix) this Indenture and the Terms Supplement for such Series have been duly qualified under the TIA, or that no qualification of this Indenture or the related Terms Supplement under the TIA is necessary; the execution of the Terms Supplement for such Series requires the requalification of this Indenture under the TIA, or that no requalification of the Indenture under the TIA is necessary by virtue of the execution of such Terms Supplement; and

             (x) no authorization, approval or consent of any governmental body having jurisdiction over the Issuer which has not been obtained by the Issuer is required for the valid issuance and delivery of the Notes, except such as may be required by the blue sky laws of any jurisdiction in connection with the sale and distribution of the Notes for which no opinion need be given.

                  (d) an Officer's Certificate of the Administrator on behalf of the Issuer stating substantially to the effect that:

             (i) all instruments furnished to the Indenture Trustee in connection with such Notes conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Indenture Trustee to authenticate and deliver the Notes then applied for;

             (ii) all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with;

            (iii) the Issuer is not in Default under this Indenture and the issuance of the Notes applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject;

             (iv) the Issuer is the owner of each Financed Student Loan securing such Series and any previously issued

Series, has not assigned any interest or participation in any such Financed Student Loan (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Financed Student Loan to the Indenture Trustee; and

                  (v) Except with respect to the first Series of Notes, attached hereto are true and correct copies of letters signed by each Rating Agency rating such new Series of Notes confirming that the Notes of such new Series have been rated in the rating category set forth in the applicable Terms Supplement by such Rating Agencies and that the issuance of such new Series will not adversely effect the ratings assigned by such Rating Agencies to any previously issued Class of Notes the Outstanding.

         (e) Unless any of the requirements set forth herein shall be deleted by the related Terms Supplement, an Officer's Certificate of the Administrator on behalf of the Issuer stating that all of the Financed Student Loans and any other assets securing such Series and all previously issued and Outstanding
Series:

                  (i) satisfy each of the requirements established for such Financed Student Loans in the related Terms Supplement; and

                  (ii) have been endorsed as provided in the Transfer and Servicing Agreement;

         (f) Cash in the amount, if any, required by the terms of the related Terms Supplement to be deposited in the Collection Account and held by the Indenture Trustee and applied in accordance with the terms hereof or as otherwise provided in the related Series Supplement;

         (g) Cash, Eligible Investments or (if permitted by the related Terms Supplement) a Qualified Letter of Credit or any other assets specified in or permitted by the related Terms Supplement in the respective amounts, if any, required by the terms of the related Terms Supplement to be maintained in the Reserve Account and held by the Indenture Trustee;

         (h)  An executed counterpart of the Terms Supplement; and

         (i) Such other documents, certificates, instruments or opinions as may be reasonably required by the terms of the Terms Supplement creating such Series of Notes.

         SECTION 2.12.  Release of Collateral.  Except as otherwise permitted by
Section 11.1 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture and the related Terms Supplement only upon receipt of an Issuer Request accompanied by an Officer's Certificate of the Issuer, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         SECTION 2.13. Restrictions on Transfer. THE PROVISIONS OF THIS SECTION SHALL APPLY ONLY TO A CLASS OF NOTES ISSUED IN A TRANSACTION NOT REGISTERED UNDER THE SECURITIES ACT (the "Non-Registered Notes"). Except as otherwise set forth in a Terms Supplement, the Notes may not be offered or sold except to institutional "accredited investors" (as defined in Rule 501(a)(1)-(3) under the Securities Act and "qualified institutional buyers" as defined in Rule 144A under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act. The Non-Registered Notes will not have been registered or qualified under the Securities Act, or any state securities law. No transfer, sale, pledge or other disposition of any Non-Registered Note shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Indenture Trustee may require, in order to assure compliance with the Securities Act, that the Noteholders prospective transferee certify to the Indenture Trustee in writing the facts surrounding such disposition. Unless the Indenture Trustee requests otherwise, such certification shall be substantially in the form of Exhibit B hereto. In the event that such certification of facts does not on its face establish the availability of an exemption under the Securities Act, the Trustee may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Indenture Trustee or of the Trust.

         (b) Except as otherwise set forth in a Terms Supplement, each Non-Registered Note will bear a legend substantially to the following effect:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE

MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) UNDER THE ACT OR A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS NOTE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES.

THIS NOTE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN PNC BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO OR FIRST CHICAGO DELAWARE INC.

THIS NOTE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY."

         SECTION 2.14. Book-Entry Notes Unless otherwise provided in the related Terms Supplement, the Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note (as defined below) representing such Note Owner's interest in such Note, except as provided in Section 2.16. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.16:

             (i) the provisions of this Section shall be in full force and effect;

             (ii) the Indenture Trustee may deal with the Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

            (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

             (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreements. Unless and until Definitive Notes are issued pursuant to Section 2.16, the initial Clearing Agency will make book-entry transfers among the Clearing Agency participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such Clearing Agency Participants; and

             (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         SECTION 2.15. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.16, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency.

         SECTION 2.16. Definitive Notes. Unless the Terms Supplement provides otherwise, and if (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a qualified successor, or (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Indenture Trustee will cause the Clearing Agency to notify all Note Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

         ARTICLE III

         Covenants
         ---------

         SECTION 3.1. Payment to Noteholders. The Issuer will pay or cause to be duly and punctually paid, from the property of the Issuer, the principal of and interest on the Notes of each Series in accordance with the terms of such Notes, this Indenture and the related Terms Supplement and Transfer and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

         SECTION 3.2. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, the State of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         The Issuer may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that (i) no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York for the purposes set forth in the preceding paragraph, (ii) presentations or surrenders of Notes for payment may be made only in the City of New York, the State of New York and (iii) any designation of an office or agency for payment of Notes shall be subject to Section 3.3. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 3.3. Money for Payments To Be Held in Trust. As provided in
Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Section 8.2(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

             (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

             (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

             (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

             (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

              (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Noteholder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

         SECTION 3.4. Existence. The Issuer will keep in full effect its existence and rights as a trust under the laws of the

State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence and rights under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Financed Student Loans and each other instrument or agreement included in the Indenture Trust Estate.

         SECTION 3.5. Protection of Indenture Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

             (i) maintain or preserve the lien and security interests (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

             (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture or any Terms Supplement;

             (iii)  enforce any of the Collateral; or

             (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Indenture Trust Estate against the claims of all persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

         SECTION 3.6. Opinions as to Indenture Trust Estate. On or before April 30 in each calendar year, beginning with the first calendar year commencing more than three months after the Closing Date, the Administrator, on behalf of the Issuer, shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

         SECTION 3.7. Performance of Obligations; Servicing of Financed Student Loans. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the related Terms Supplement or Transfer and Servicing Agreement or such other instrument or agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Master Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe in all material respects all its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the related Terms Supplement and Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee.

         (d) Without derogating from the absolute nature of the assignment Granted to the Indenture Trustee under any Terms Supplement or the rights of the Indenture Trustee hereunder, the

Issuer agrees that it will not, without the prior written consent of the Noteholders of at least a majority in Outstanding Amount of the Notes of each Series then outstanding, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of (i) any portion of the Trust Estate, or, as applicable, (ii) the Basic Documents, except to the extent otherwise provided in the related Transfer and Servicing Agreement, or waive timely performance or observance by the Master Servicer, the Administrator, the Seller, the Issuer or the Eligible Lender Trustee under the related Transfer and Servicing Agreement; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or the Counterparties, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Noteholders of all the Outstanding Notes and the Counterparties affected thereby. If any such amendment, modification, supplement or waiver should be so consented to by the Indenture Trustee or such Noteholders and Counterparties, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

         SECTION 3.8. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

             (i) except as expressly permitted by this Indenture or any other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee;

             (ii) claim any credit on, or make any deduction from the principal of or interest on any of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate;

             (iii) except as contemplated by the Basic Documents, dissolve or liquidate in whole or in part; or

             (iv) (A) permit the validity or effectiveness of this Indenture or any Terms Supplement to be impaired, or permit the lien of this Indenture and any Terms Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture and any Terms Supplement) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, in each case arising solely as a result of an action or omission of the related Obligor, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture and any Terms Supplement not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate and the Swap Agreements.

         SECTION 3.9. Annual Statement as to Compliance. The Administrator, on behalf of the Issuer, will deliver to the Indenture Trustee, on or before April 30 following the first fiscal year of the Issuer that ends more than three months after the Closing Date for a Series, and on or before April 30 of each fiscal year thereafter, an Officer's Certificate of the Issuer stating that:

             (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officers' supervision; and

             (ii) to the best of such Authorized Officers' knowledge, based on such review, the Issuer has complied, in all material respects, with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance in any material respect of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

         SECTION 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

              (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and any Terms

Supplement on the part of the Issuer to be performed or observed, all as provided herein or therein;

             (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

             (iii) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal or Illinois or Delaware state income tax consequence to the Issuer, any Noteholder or any Certificateholder;

             (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

             (v) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act) in all material respects.

         (b) Except as otherwise permitted by the Basic Documents, the Issuer shall not consolidate with or merge into any entity or convey or transfer all or substantially all its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

             (i) the Person that the entity formed by or serving such consolidation or merger or that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders and the Swap Counterparties, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

             (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

             (iii) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal, Illinois or Delaware state income tax consequence to the Issuer, any Noteholder or any Certificateholder;

             (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

             (v)  the Issuer shall have delivered to the Indenture
Trustee an Officer's Certificate of the Issuer and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and any Terms Supplement with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), PNC Student Loan Trust I will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Indenture Trustee stating that PNC Student Loan Trust I is to be so released.

         SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling, servicing and managing Financed Student Loans and activities incidental thereto.

         SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and such other obligations as are authorized under the Basic Documents.

         SECTION 3.14. Obligations of Master Servicer and Administrator. The Issuer shall cause the Master Servicer and the Administrator to comply with the applicable provisions of the Transfer and Servicing Agreement.

         SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Transfer and Servicing Agreement, this Indenture or any Terms Supplement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         SECTION 3.16. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         SECTION 3.17. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Eligible Lender Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Master Servicer, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders, the Administrator, and the Seller as contemplated by, and to the extent funds are available for such purpose under the Transfer and Servicing Agreement and the other Basic Documents.

         SECTION 3.18. Notice of Events of Default. The Issuer shall give the Indenture Trustee written notice of each Event of Default hereunder and each default on the part of the Transferor of its obligations under the Transfer and Servicing Agreement, the Master Servicer of its obligations under the Transfer and Servicing Agreement or the Administrator of its obligations under the Transfer and Servicing Agreement or the Administration Agreement. In addition, the Issuer shall deliver to the Indenture Trustee, within five days after the foregoing notice of default, written notice in the form of an Officer's Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 3.19. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         ARTICLE IV

         Satisfaction and Discharge
         --------------------------

         SECTION 4.1. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Indenture Trust Estate and the Swap Agreements except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes of such Series, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13 and 3.15 of this Agreement, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2), and
(vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

         (A)  either

         (1) all Notes of such Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

         (2) all Notes of such Series not theretofore delivered to the Indenture Trustee for cancellation

             (i)   have become due and payable, or

             (ii)  will become due and payable within one year,

         and the Issuer, in the case of (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Series of Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Maturity Date;

         (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series and has paid or caused to be paid all unpaid Trust Swap Payments; and

         (C) in the case of (A)(2) above, the Issuer has delivered to the Indenture Trustee an Officer's Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirement of Section 11.1(a) and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with.

         SECTION 4.2. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

         SECTION 4.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to a Series of Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Series of Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.


         ARTICLE V

         Remedies
         --------

         SECTION 5.1. Events of Default. "Event of Default," wherever used herein, means, with respect to all Outstanding Notes issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (i) default in the payment of any interest on any Note of any Series or any Trust Swap Payment when the same becomes due and payable, and such default shall continue for a period of five Business Days; or

             (ii) default in the payment of the principal of any Note of any Series when the same becomes due and payable, and such default shall continue for a period of five Business Days; or

             (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture, or the Transfer and Servicing Agreement (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the Outstanding Amount of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

             (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (v) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

         SECTION 5.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing with respect to any Series of Notes, then and in every such case the Indenture Trustee or Noteholders of Notes representing no less than a majority of the Outstanding Amount of the Outstanding Notes may declare all the Outstanding Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of all the Outstanding Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such a declaration of acceleration of maturity of the Outstanding Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing a majority of the Outstanding Amount of the Outstanding Notes by written notice to the Issuer and the Indenture Trustee, may, rescind and annul such declaration and its consequences if:

             (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay

                  (A) all payments of principal of and interest on all Outstanding Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

             (ii) all Events of Default, other than the nonpayment of the principal of the Outstanding Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Series of Notes when the same becomes due and payable, and such default continues for a period of five days the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Outstanding Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the respective Class Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

             (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon any Series of Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon any Series of Notes, wherever situated, the moneys adjudged or decreed to be payable.

             (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

             (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                 (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of such Series of Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

                 (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                 (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                 (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Outstanding Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Outstanding Notes, may be enforced by the Indenture Trustee without the possession of any of the Outstanding Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         SECTION 5.4. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing in respect of the Outstanding Notes and the Outstanding Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may do one or more of the following:

             (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Outstanding Notes or under this Indenture with respect of Notes, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Outstanding Notes moneys adjudged due;

             (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Trust Estate securing the Outstanding Notes;

             (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

             (iv) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, other than an Event of Default described in Section 5.1(i) or (ii), unless (A) the Noteholders of 100% of the Outstanding Amount of the Notes of such Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Outstanding Notes and any Trust Swap Payments for principal and interest or (C) the Indenture Trustee determines that the Indenture Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes and any Trust Swap Payments as they would have become due if the Outstanding Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders of 66-2/3% of the Outstanding Amount of all the Outstanding Class A Notes and 66-2/3% of the Outstanding Amount of the Class B Notes and if the Swap Agreement is in effect, each Counterparty (so long as such Counterparty is not in default under the Swap Agreement). In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

         FIRST: to the Indenture Trustee for amounts due under Section 6.7; and

         SECOND: to Senior Noteholders and the Counterparties for amounts due and unpaid on each Series of Senior Notes for interest and any Trust Swap Payment, ratably, according to the amounts due and payable on each Series of Senior Notes for interest;

         THIRD: to Senior Noteholders for amounts due and unpaid on the Senior Notes of each Series for principal, ratably according to the amounts due and payable on the Senior Notes of each Series for principal;

         FOURTH: to Subordinated Noteholders for amounts due and unpaid on each Series of Subordinated Notes for interest, ratably, according to the amounts due and payable on each Series of Senior Notes for interest;

         FIFTH: to Subordinated Noteholders for amounts due and unpaid on the Subordinated Notes of each Series for principal, ratably according to the amounts due and payable on the Subordinated Notes of each Series for principal;

         SIXTH: to the Eligible Lender Trustee for amounts due under the Trust Agreement and the Transfer and Servicing Agreement.

         SEVENTH: to the Issuer, for distribution in accordance with the terms of the Transfer and Servicing Agreement.

         The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.

At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

         SECTION 5.5. Optional Preservation of the Financed Student Loans. If the Outstanding Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

         SECTION 5.6. Limitation of Suits. No Noteholder of any Series shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

             (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

             (ii) Noteholders of not less than 25% of the Outstanding Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

             (iii) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

             (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

             (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders of a majority of the Outstanding Amount of the Notes of such Series;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Outstanding Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture based upon the larger percentage of Noteholders as of a date certain.

         SECTION 5.7. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

         SECTION 5.8. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.9. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         SECTION 5.11. Control by Noteholders. The Noteholders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

             (i) such direction shall not be in conflict with any rule of law or with this Indenture;

             (ii) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Noteholders of not less than 66-2/3% of the Outstanding Amount of the Notes of each Series;

             (iii) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of less than 66-2/3% of the Outstanding Amount of the Notes of each Series to sell or liquidate the Trust Estate shall be of no force and effect;

             (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         SECTION 5.12. Waiver of Past Defaults. Prior to the time a judgment or decree for payment of money due has been obtained as described in Section 5.2, the Noteholders of not less than a majority of the Outstanding Amount of the Notes of a Series may waive any past Default hereunder and its consequences except a Default (a) in payment when due of principal of or interest on any of the Outstanding Notes or
(b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Upon any such waiver, such Default shall cease but to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, not in their individual capacity but solely in their capacity as Indenture Trustee or Eligible Lender Trustee, as applicable, and each Noteholder by such Noteholder's acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note.

         SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the

Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture and each Terms Supplement nor any rights or remedies of the Indenture Trustee or the Noteholders of any Series shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

         SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller, the Administrator and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transfer and Servicing Agreement (and with respect to the Administrator only, the Administration Agreement) in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer and Servicing Agreement (and the Administration Agreement) to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Administrator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Administrator or the Servicer of each of their obligations under the Transfer and Servicing Agreement (and the Administration Agreement).

         (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Noteholders of 66-2/3% of the Outstanding Amount of the Outstanding Notes shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator or the Master Servicer under or in connection with the Transfer and Servicing Agreement (and the Administration Agreement), including the right or power to take any action to compel or secure performance or observance by the Seller, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer and Servicing Agreement (and the Administration Agreement) and any right of the Issuer to take such action shall be suspended.


         ARTICLE VI

         The Indenture Trustee
         ---------------------

         SECTION 6.1. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default:

             (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and any Terms Supplement and no implied covenants or obligations shall be read into this Indenture or any Terms Supplement against the Indenture Trustee; and

             (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

             (i)  this paragraph does not limit the effect of paragraph
(b) of this Section;

             (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

         (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

         (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Transfer and Servicing Agreement.

         (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it; provided, however, that the Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses and further provided that nothing in this Section 6.1(g) shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the Indenture Trustee's fees and expenses pursuant to Section 6.7.

         (h) Except as expressly provided in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

         (i) In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

         (j) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provision of this Section and to the provisions of the TIA.

         SECTION 6.2. Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any willful misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 6.3. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

         SECTION 6.4. Indenture Trustee's Disclaimer. Neither the Indenture Trustee nor the Eligible Lender Trustee shall be responsible for and neither makes any representation as to the validity or adequacy of this Indenture or the Notes, neither shall be accountable for the Issuer's use of the proceeds from the sale of the Notes, and neither shall be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         SECTION 6.5. Notice of Defaults. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail notice of the Default to each Noteholder and the Swap Counterparty within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 6.6. Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder (and to each Person who was a Noteholder at any time during the applicable calendar year) such information as may be requested of it to enable such holder to prepare its Federal and state income tax returns.

         Within 60 days after each December 31 beginning with the December 31 following the first issuance of a Series of Notes, the Indenture Trustee shall mail to each Noteholder a brief report as of such December 31 that complies with TIA Section 313(a) if required by said section. The Indenture Trustee shall also comply with TIA Section 313(b). If the issuance of any Series of Notes has been registered under the Securities Act of 1933, as amended, a copy of each such report required pursuant to TIA Sections 313(a) or (b) shall, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Notes of such Series are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

         SECTION 6.7. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee for its services, a fee equal to the amount agreed to in writing between the Indenture Trustee and the Administrator (the "Indenture Trustee Fee") at the times set forth in Section 5.5 of the Transfer and Servicing Agreement and shall or shall cause the Administrator from its own funds to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator from its own funds to indemnify the Indenture Trustee, its directors, officers, agents and employees against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this Trust and the performance of its duties hereunder and the other Basic Documents. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder and under the other Basic Documents. The Issuer shall or shall cause the Administrator to defend the claim and the Administrator shall not be liable for any separate legal fees and expenses of the Indenture Trustee after it has assumed such defense; provided, however, that, in the event that there may be a conflict between the positions of the Indenture Trustee and the Administrator in conducting the defense of such claim, the Indenture Trustee shall be entitled to separate counsel the reasonable fees and expenses of which shall be paid by the Administrator from its own funds on behalf of the Issuer. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or directors, officers, agents and employees to the extent any such loss, liability or expenditure arises out of or results from the Indenture Trustee's own willful misconduct, negligence or bad faith or a breach of the representations, warranties and covenants of the Indenture Trustee in the Agreement.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or similar law.

         SECTION 6.8. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Issuer shall remove the Indenture Trustee if:

             (i)  the Indenture Trustee fails to comply with Section 6.11;

             (ii) an Insolvency Event occurs with respect to the Indenture Trustee;

             (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

             (iv)  the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Noteholders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.7 shall continue for the benefit of the retiring Indenture Trustee.

         SECTION 6.9. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         SECTION 6.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

             (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

             (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

             (iii) the Indenture Trustee may at any time accept the resignation of a co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of Baa3 or better by Moody's or BBB or better by Standard & Poor's Corporation. The Indenture Trustee shall at all times meet the eligibility criteria for an "eligible lender" under the terms of the Higher Education Act. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA

Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


         ARTICLE VII

         Noteholders' Lists and Reports

         SECTION 7.1. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date for a Series and (ii) three months after the last Record Date for such Series, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders of such Series as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

         SECTION 7.2. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in
Section 7.1 and the name and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by a Noteholder to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

         (d) The Indenture Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents.

         SECTION 7.3. Fiscal Year of Issuer. Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.


         ARTICLE VIII

         Accounts, Disbursements and Releases

         SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it on behalf of the Noteholders pursuant to the Transfer and Servicing Agreement as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

         SECTION 8.2. Trust Accounts. (a) On or prior to the Closing Date of the first Series, the Indenture Trustee shall establish and maintain, in the name of and with the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in Section 5.1 of the Transfer and Servicing Agreement with the exception of the Certificate Distribution Account and the Certificate Monthly Advance Account.

         (b) On or before the Business Day preceding each Distribution Date, all Available Funds for the related Class of Notes with respect to the preceding Collection Period will be deposited in the Collection Account as provided in Section 5.2 of the Transfer and Servicing Agreement. On or before each Distribution Date for each Class of Notes, the appropriate Noteholders' Distribution Amount, with respect to the preceding Collection Period will be distributed from the Collection Account and any other Trust Account to the Indenture Trustee (or any other Paying Agent) on behalf of the Noteholders as provided in Sections 5.5 and 5.6 of the Transfer and Servicing Agreement.

         (c) On each Distribution Date, the Indenture Trustee (or any other Paying Agent) shall distribute all amounts received by it on behalf of Noteholders of a particular Class pursuant to paragraph (b) above to such Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes of such Class as provided in the related Terms Supplement.

         SECTION 8.3. General Provisions Regarding Accounts. (a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 5.1(b) of the Transfer and Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts with the exception of the Certificate Distribution Account and the Certificate Monthly Advance Account relating to a particular Series shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account.

         (b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

         (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 10:00 a.m. New York City time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the

Indenture Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration; the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts with the exception of the Certificate Distribution Account and the Certificate Monthly Advance Account in one or more Eligible Investments listed in paragraph
(7) of the definition of Eligible Investments.

         SECTION 8.4.  [Reserved]

         SECTION 8.5. [Reserved]


         ARTICLE IX

         Supplemental Indentures

         SECTION 9.1.  Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of any Noteholders or the Counterparties, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act, to the extent this Indenture is qualified under the Trust Indenture Act, as in force at the date of the execution thereof),in form satisfactory to the Indenture Trustee, for any of the following purposes:

             (i) to correct or amplify the description of any property at any time subject to the lien of each Terms Supplement, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of each Terms Supplement, or to subject to the lien of each Terms Supplement additional property;

             (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

             (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders of all Notes or of the Notes of any Series, or to surrender any right or power herein conferred upon the Issuer;

             (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

             (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially adversely affect the interests of the Noteholders of any Series;

             (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

             (vii) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Series of Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

             (viii) to set forth the terms of, and security for, any Series that has not theretofore been authorized by a Terms Supplement;

             (ix) to modify or eliminate any of the terms of this Indenture; provided, however, that

                  (A) such supplemental indenture shall expressly provide that any such modifications or eliminations shall not be effective with respect to any Outstanding Note of any Series created prior to the execution of such supplemental indenture; and

                  (B) the Indenture Trustee may, in its discretion, decline to enter into any such supplemental indenture which, in its opinion, would adversely affect its own rights, duties or immunities; or

                  (C) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Counterparties.

         SECTION 9.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may with the consent of the Noteholders of not less than a majority of the Outstanding Amount of all the Notes in case Outstanding Notes of all Series are to be affected, or with the consent of the Noteholders of not less than a majority of the Outstanding Amount of the Notes to be affected in case one or more, but less than all, of the Series of Outstanding Notes are to be affected, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture relating to such Series or of modifying in any manner the rights of the Noteholders of such Series under this Indenture; provided, however, that so long as a Swap Agreement is in effect, no change adversely affecting the rights of the Counterparty may be made without the consent of such Counterparty (so long as such Counterparty is not in default under such Swap Agreement) and further provided that no such supplemental indenture shall, without the consent of the Noteholders of each Outstanding Note affected thereby:

             (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

             (ii) reduce the percentage of the Outstanding Amount of the Notes of any Series, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

             (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

             (iv) reduce the percentage of the Outstanding Amount of the Notes of any Series required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to Section 5.4;

             (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

             (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or;

             (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of any Note of the security provided by the lien of this Indenture.

         It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders of the Notes of each Series to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes of each Series affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.5. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect to the extent this Indenture is qualified under the Trust Indenture Act.

         SECTION 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX which relates to the Series of which such Notes are a part may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture which relates to the Series of which such Notes are a part may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes of such Series.

         Notwithstanding anything to the contrary contained in this Article IX, no supplemental indenture may be entered into unless the Rating Agency Condition has been satisfied with respect to such supplemental indenture.

         ARTICLE X

         [Intentionally Omitted]


         ARTICLE XI

         Miscellaneous

         SECTION 11.1. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer, or the Administrator on behalf of the Issuer, shall furnish to the Indenture Trustee (i) an Officer's Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (i) a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

             (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         (b) (i) Other than any property released as contemplated by clause (iii) below, whenever any property or securities are to be released from the lien of this Indenture and the related Terms Supplements, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate of the Issuer certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

             (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate of the Issuer certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (iii) below, or securities released from the lien of this Indenture and the related Terms Supplements since the commencement of the then-current calendar year, as set forth in the certificates required by clause (i) above and this clause (ii), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes Outstanding.

             (iii) Notwithstanding Section 2.12 or any other provisions of this Section, the Issuer may, without compliance with the requirements of Section
2.12 or the other provisions of this Section, (A) collect, liquidate, sell, service, convey, administer, manage or otherwise dispose of Financed Student Loans as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) convey to Seller those specified Financed Student Loans as and to the extent permitted or required by and in accordance with Section 2.3 of the Transfer and Servicing Agreement, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing six months after the first issuance of a Series of Notes, an Officer's Certificate of the Issuer stating that all the dispositions of any portion of the Indenture Trust Estate described in clauses (A), (B) or (C) above that occurred during the immediately preceding six calendar months were applied in accordance with the Basic Documents.

         SECTION 11.2. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         SECTION 11.3. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c)  The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Notes shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 11.4. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, filing, waiver or Act of Noteholders or other documents provided or permitted by this Indenture or any of the Basic Documents, shall be in writing and if such request, demand, authorization, direction, notice, consent, filing waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

         (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first class, postage prepaid or sent by overnight courier or by facsimile transmission to or with the Indenture Trustee at its Corporate Trust Office, or

         (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, or via overnight courier to the Issuer addressed to: PNC Student Loan Trust I, Attention: Corporate Trust Department, The First National Bank of Chicago, One Federal Plaza, Chicago, Illinois 60670; with a copy to the Administrator addressed to: PNC Bank, National Association, 2600 West Liberty Avenue, Pittsburgh, Pennsylvania, Attention: John Peters; or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         SECTION 11.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

         SECTION 11.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer and the Indenture Trustee may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         SECTION 11.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         SECTION 11.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

         SECTION 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 11.13. Governing Law. This Indenture, each Terms Supplement and the Notes shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Issuer or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         SECTION 11.16. Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Eligible Lender Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Eligible Lender Trustee in its individual capacity or (ii) any partner, owner, beneficiary, custodian, officer, director, employee or agent of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Eligible Lender Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Eligible Lender Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Eligible Lender Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefit of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         SECTION 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that prior to the date which is one year and a day after to the termination of this Indenture, they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

         SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested; provided however that the Indenture Trustee may only cause the books of the Issuer to be audited on an annual basis, unless there occurs an Event of Default hereunder. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine with advice of counsel and after consultation with the Issuer and Administrator that such disclosure is consistent with its obligations hereunder.

         Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known through no fault of the Indenture Trustee, (ii) disclosure of any and all information (which makes reference to the Issuer, the Administrator or the PNC Student Loan Trust I transaction) obtained by the Indenture Trustee from sources (other than the

Issuer, Eligible Lender Trustee, the Administrator or the Master Servicer) that have not notified the Indenture Trustee that such information is subject to a confidentiality obligation with the Issuer, the Eligible Lender Trustee, the Administrator or the Master Servicer (iii) disclosure of any and all information
(A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Indenture Trustee's business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee or an affiliate or an officer, director or employee thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Issuer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed or (iv) any other disclosure authorized by the Issuer.

         SECTION 11.19. Usury. The amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to an amount which shall not exceed the maximum non usurious rate of interest allowed by the applicable laws of the United States or the lesser of New York or Pennsylvania (whichever shall permit the higher rate), which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). If any payment of interest on any Note exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Indenture Trustee, acting on behalf of the Noteholder of such Note, and the Issuer, and the Noteholder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Indenture Trustee, refund the amount of such excess and, at the option of the Indenture Trustee, apply the excess to the payment of principal of such Note, if any, remaining unpaid.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                                   PNC Student Loan Trust I


                                   By:  THE FIRST NATIONAL BANK
                                        OF CHICAGO
                                   not in its individual
                                   capacity but solely as
                                   Eligible Lender Trustee,


                                   By:____________________________
                                      Name:
                                      Title:

                                   BANKERS TRUST COMPANY,
                                   not in its individual capacity but
                                   solely as Indenture Trustee,


                                   By:____________________________
                                      Name:
                                      Title:

STATE OF NEW YORK,         )
                           )   ss.:
COUNTY OF NEW YORK,        )


         BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared __________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said _____________ of THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee of PNC STUDENT LOAN TRUST I, a Delaware trust, and that he executed the same as the act of said trust for the purpose and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of ___________, 1997.


                                          _____________________________
                                          Notary Public in and for
                                          the State of New York.


[SEAL]

My commission expires:

______________________

STATE OF NEW YORK,     )
                       )   ss.:
COUNTY OF NEW YORK,    )


         BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared __________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said BANKERS TRUST COMPANY, a New York banking corporation, and that she executed the same as the act of said corporation for the purpose and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of _____________, 1997.


                                            ___________________________
                                            Notary Public in and for
                                            the State of New York.


[SEAL]

My commission expires:

______________________

         APPENDIX A
         TO THE INDENTURE


         Definitions and Usage
         ---------------------

         [See Appendix A to the Transfer and Servicing Agreement]

EXHIBIT A-1

[FORM OF CLASS __ NON-REGISTERED NOTE]

PNC STUDENT LOAN TRUST I
ASSET BACKED NOTES

SERIES 1997-2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND
(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) UNDER THE ACT OR A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS NOTE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES.

THIS NOTE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN PNC BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO OR FIRST CHICAGO DELAWARE INC.

THIS NOTE IS NOT GUARANTEED OR INSURED BY FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

No.                                                                 $__________

                            FINAL
                            MATURITY               DATED               INTEREST
Class                       DATE                   DATE                RATE
-----                       --------               -----               --------



REGISTERED NOTEHOLDER:              _____________________
PRINCIPAL AMOUNT:

         PNC STUDENT LOAN TRUST I, a Delaware business trust (the "Issuer"), for value received, promises to pay, from the sources herein described, to the Registered Noteholder identified above, or registered assigns, upon presentation and surrender hereof at the Corporate Trust Office of BANKERS TRUST COMPANY, as Paying Agent, or at the principal office of any successor or additional Paying Agent, the Principal Amount identified above, as reduced from time to time as described herein, on the Final Maturity Date identified above, and to pay to the registered owner hereof, interest and principal hereon in lawful money of the United States of America at the Class Interest Rate on the dates as provided herein. Unless otherwise defined in this Series 199_-_ Note, capitalized terms used in this Series 199_-_ Note shall have the respective meanings given to such terms in the Master Indenture dated as of March __, 1997 (the "Master Indenture"), as supplemented by the ______ Terms Supplement dated as of _______ __, 199_, (the "______ Terms Supplement" and, together with the Master
Indenture, the "Indenture") between the Issuer and [        ], as Indenture
Trustee.

         This Series 199_-_ Note is one of a duly authorized issue of notes of the Issuer designated as PNC Student Loan Trust 19971-1 Asset-Backed Notes, Series 199_-_ (herein referred to by specific Class as the "Series 199_-_, Notes" and collectively as the "Series 199_-_ Notes"), in the aggregate principal amount of $_________ issued under the Indenture. The Series 199_-_ Notes are issued to finance the acquisition of Financed Student Loans, and to make certain deposits to the Trust Accounts.

         The Notes are secured under the Indenture which, together with certain other documents, assigns to the Indenture Trustee for the benefit of the Noteholders all the rights and remedies of the Issuer under certain Financed Student Loans and rights under various contracts providing for the issuance, guarantee and servicing of such Financed Student Loans. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Notes, definitions of certain capitalized terms used in this Series 199_-_ Note, the nature and the extent of the liens and security of the Indenture, the collection and disposition of revenues, the funds charged with and pledged to the payment of the principal of and the interest on the Notes, the terms and conditions under which additional Notes may be issued, the rights, duties and immunities of the Indenture Trustee, the rights of the registered owners of the Notes, and the rights and obligations of the Issuer. By the acceptance of this Series 199_-_ Note, the registered owner hereof assents to all of the provisions of the Indenture.

         The unpaid principal amount hereof from time to time outstanding shall bear interest at a Class Interest Rate, as described below, payable on each applicable Distribution Date to the extent of interest accrued on the principal then outstanding, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for. Interest at a Class Interest Rate established pursuant to the _______ Terms Supplement shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

         This Series 199_-_ Note shall bear interest at a rate set forth in the First Terms Supplement.

         Distributions of principal will made in the manner described in the Transfer and Servicing Agreement.

         If an Event of Default as defined in the Indenture occurs, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, the Indenture Trustee and the Noteholder hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.

         The Noteholder of this Series 199_-_ Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

         The transfer of this Series 199_-_ Note may be registered only upon surrender hereof to the Indenture Trustee together with a certificate substantially in the form of Exhibit B of the Master Indenture an assignment duly executed by the registered owner or its attorney or legal representative in such form as shall be satisfactory to the Indenture Trustee. Upon any such registration of transfer of this Series 199_-_ Note and subject to the payment of any fees and charges as provided by the Indenture, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange for this Series 199_-_ Note a new Series 199_-_ Note or Notes registered in the name of the transferee, in any denomination or denominations authorized by the Indenture, of the same maturity and in an aggregate principal amount equal to the unredeemed principal amount of this Series 199_-_ Note and bearing the same interest as this Series 199_-_ Note.

         In any case where the date fixed for the payment of principal of or interest on this Series 199_-_ Note shall not be a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

         It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the execution and delivery of the Indenture and issuance of this Series 199_-_ Note have happened, do exist and have been performed in due time, form and manner as required by law.

         This Series 199_-_ Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been manually signed by the Indenture Trustee.

         IN WITNESS WHEREOF, the Issuer has caused this Series 199_-_
Note to be executed in its name by the manual or facsimile signature of an Authorized Officer and the manual or facsimile signature of an Assistant Secretary, and has caused its corporate seal or a facsimile thereof to be hereto affixed.

                                   PNC STUDENT LOAN TRUST I


                                   By: THE FIRST NATIONAL BANK OF CHICAGO
                                       not in its individual capacity but
                                       solely as Eligible Lender Trustee


                                   By:____________________________________

         CERTIFICATE OF AUTHENTICATION

         This Note is one of the Series 199_-_ Notes designated in and issued under the provisions of the within mentioned Indenture.

BANKERS TRUST COMPANY
New York, New York, as
Indenture Trustee



By:
    Authorized Representative


Date of Authentication:


_______________________

         ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and
transfers unto          , the within Note and irrevocably appoints            ,
attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:  ___________                         ___________________________

NOTICE:  The signature to                   Signature Guaranteed:
this assignment must
correspond with the name as                 ___________________________
it appears upon the face of
the within Note in every par-
ticular, without any alter-
ation whatsoever.

Name and Address:__________________________

Tax Identification Number or
Social Security Number(s):___________________________


         [END OF FORM OF Series 199_-_ Note)

EXHIBIT A-2

[FORM OF REGISTERED NOTE]

PNC STUDENT LOAN TRUST I
ASSET BACKED NOTES

SERIES 1997-2

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN PNC BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO OR FIRST CHICAGO DELAWARE INC.

THIS NOTE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ANY GOVERNMENTAL AGENCY.

No.                                                                 $__________

                            FINAL
                            MATURITY              DATED                 INTEREST
Class                       DATE                  DATE                  RATE
-----                       --------              -----                 --------



REGISTERED NOTEHOLDER:              CEDE & CO.
PRINCIPAL AMOUNT:.                  ___________________

         PNC STUDENT LOAN TRUST ____, a Delaware business trust (the "Issuer"), for value received, promises to pay, from the sources herein described, to the Registered Noteholder identified above, or registered assigns, upon presentation and surrender hereof at the Corporate Trust Office of BANKERS TRUST COMPANY, as Paying Agent, or at the principal office of any successor or additional Paying Agent, the Principal Amount identified above, as reduced from time to time as described herein, on the Final Maturity Date identified above, and to pay to the registered owner hereof, interest and principal hereon in lawful money of the United States of America at the Class Interest Rate on the dates as provided herein. Unless otherwise defined in this Series 199_-_ Note, capitalized terms used in this Series 199_-_ Note shall have the respective meanings given to such terms in the Master Indenture dated as of March 27, 1997 (the "Master Indenture"), as supplemented by the First Terms Supplement dated as of March 27, 1997, (the Terms Supplement and, together with the Master Indenture, the "Indenture") between the Issuer and [______], as Indenture Trustee.

         This Series 199_-_ Note is one of a duly authorized issue of notes of the Issuer designated as PNC Student Loan Trust 19971-1 Asset-Backed Notes, Series 199_-_ (herein referred to by specific Class as the "Series 199_-_, Notes" and collectively as the "Series 199_-_ Notes"), in the aggregate principal amount of $_________ issued under the Indenture. The Series 199_-_ Notes are issued to finance the acquisition of Financed Student Loans, and to make certain deposits to the Trust Accounts.

         The Notes are secured under the Indenture which, together with certain other documents, assigns to the Indenture Trustee for the benefit of the Noteholders all the rights and remedies of the Issuer under certain Financed Student Loans and rights under various contracts providing for the issuance, guarantee and servicing of such Financed Student Loans. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Notes, definitions of certain capitalized terms used in this Series 199_-_ Note, the nature and the extent of the liens and security of the Indenture, the collection and disposition of revenues, the funds charged with and pledged to the payment of the principal of and the interest on the Notes, the terms and conditions under which additional Notes may be issued, the rights, duties and immunities of the Indenture Trustee, the rights of the registered owners of the Notes, and the rights and obligations of the Issuer. By the acceptance of this Series 199_-_ Note, the registered owner hereof assents to all of the provisions of the Indenture.

         The unpaid principal amount hereof from time to time outstanding shall bear interest at a Class Interest Rate, as described below, payable on each applicable Distribution Date to the extent of interest accrued on the principal then outstanding, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for. Interest at a Class Interest Rate established pursuant to the First Terms Supplement shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

         This Series 199_-_ Note shall bear interest at a rate set forth in the First Terms Supplement.

         Distributions of principal will made on each Distribution Date to the Series 199_ Notes in the manner described in the Transfer and Servicing Agreement.

         If an Event of Default as defined in the Indenture occurs, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, the Indenture Trustee and the Noteholder hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.

         The Noteholder of this Series 199_-_ Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

         The transfer of this Series 199_-_ Note may be registered only upon surrender hereof to the Indenture Trustee together with a certificate substantially in the form of Exhibit B of the Master Indenture an assignment duly executed by the registered owner or its attorney or legal representative in such form as shall be satisfactory to the Indenture Trustee. Upon any such registration of transfer of this Series 199_-_ Note and subject to the payment of any fees and charges as provided by the Indenture, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange for this Series 199_-_ Note a new Series 199_-_ Note or Notes registered in the name of the transferee, in any denomination or denominations authorized by the Indenture, of the same maturity and in an aggregate principal amount equal to the unredeemed principal amount of this Series 199_-_ Note and bearing the same interest as this Series 199_-_ Note.

         In any case where the date fixed for the payment of principal of or interest on this Series 199_-_ Note shall not be a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

         It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the execution and delivery of the Indenture and issuance of this Series 199_-_ Note have happened, do exist and have been performed in due time, form and manner as required by law.

         This Series 199_-_ Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been manually signed by the Indenture Trustee.

         IN WITNESS WHEREOF, the Issuer has caused this Series 199_-_ Note to be executed in its name by the manual or facsimile signature of an Authorized Officer and the manual or facsimile signature of an Assistant Secretary, and has caused its corporate seal or a facsimile thereof to be hereto affixed.

                                   PNC STUDENT LOAN TRUST I


                                   By: THE FIRST NATIONAL BANK OF CHICAGO
                                       not in its individual capacity but
                                       solely as Eligible Lender Trustee


                                   By: ___________________________________

         CERTIFICATE OF AUTHENTICATION

         This Note is one of the Series 199_-_ Notes designated in and issued under the provisions of the within mentioned Indenture.

BANKERS TRUST COMPANY
New York, New York, as
Indenture Trustee



By:
    Authorized Representative


Date of Authentication:


_______________________

         ASSIGNMENT


                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and
transfers unto         , the within Note and irrevocably appoints            ,
attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ___________                         ___________________________

NOTICE:  The signature to                   Signature Guaranteed:
this assignment must
correspond with the name as                 ___________________________
it appears upon the face of
the within Note in every par-
ticular, without any alter-
ation whatsoever.

Name and Address:__________________________

Tax Identification Number or
Social Security Number(s):___________________________


         [END OF FORM OF Series 199_-_ Note)

                                   EXHIBIT B


            [Form of Purchaser's Representation and Warranty Letter]

PNC Bank, National Association
One PNC Plaza 249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

The First National Bank of Chicago, as
 Certificate Registrar
One First National Plaza, Suite 0126
Chicago, Illinois 60670

         Re:  PNC Student Loan Trust Asset Backed
              Notes Series 1997-2
              -------------------

Ladies and Gentlemen:

         In connection with our proposed purchase of PNC Student Loan Trust I Asset Backed Notes, Series 1997-2 (the "Notes") issued under the Trust Agreement dated as of March 27, 1997 (the "Agreement"), between PNC Bank, National Association, as Depositor (the "Depositor"), The First National Bank of Chicago, as Eligible Lender Trustee and First Chicago Delaware Inc., as Delaware trustee, the undersigned (the "Purchaser") represents, warrants and agrees that:

         1. It is an institutional "accredited investor" as defined in Rule 501(a)(1)-(3) under the Securities Act or a qualified institutional buyer as defined in Rule 144(a)(1) of the Securities Act and is acquiring the Notes for its own institutional account or for the account of an institutional accredited investor or qualified institutional buyer.

         2. It is not (i) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

         3. It is a U.S. Person as defined in Section 7701(a)(30) of the Code.

         4. It has such knowledge and experience in evaluating business and financial matters so that it is capable of evaluating the merits and risks of an investment in the Notes. It understands the full nature and risks of an investment in the Notes and based upon its present and projected net income and net worthy, it believes that it can bear the economic risk of an immediate or future loss of its entire investment in the Notes.

         5. It understands that the Notes will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is an institutional "accredited investor" as defined in Rule 501(a)(1)-(3) under the Securities Act that purchases for its own account or for the account of another institutional accredited investor or
(b) pursuant to an effective registration statement under the Securities Act.

         6. It understands that each Trust Certificate will bear a legend substantially to the following effect:

"THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE NOTES DO NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN PNC BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO OR FIRST CHICAGO DELAWARE INC.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

AS LONG AS THE SERIES 1997-2 NOTES ARE OUTSTANDING, THIS TRUST CERTIFICATE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF SMITH BARNEY MORTGAGE CAPITAL GROUP, INC., WHICH MAY NOT BE UNREASONABLY WITHHELD."

         7. It is acquiring the Notes for its own account and not with a view to the public offering thereof in violation of the Securities Act (subject, nevertheless, to the understanding that disposition of its property shall at all times be and remain within its control).

         8. It has been furnished with all information regarding the Trust and Notes which it has requested from the Trust and the Depositor.

         9. Neither it nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Trust Certificate, any interest in any Trust Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Trust Certificate, any interest in any Trust Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Trust Certificate, any interest in any Trust Certificate or any other similar security with, any person in any manner or made any general solicitation by means of general advertising or in any other manner, which would constitute a distribution of the Notes under the Securities Act or which would require registration pursuant to the Securities Act nor will the it act, nor has it authorized or will authorize any person to act, in such manner with respect to any Trust Certificate.


         10. It is not an "affiliate" (within the meaning of Rule 144 under the Securities Act) of the Depositor.

Dated:____________
                                                 Very truly yours,


                                                  _____________________________
                                                  NAME OF PURCHASER


                                                  By:
__________________________


                                                  Name:________________________


      Title:_________________________

                                                 NOTE:  To be executed by an
                                                 -----  executive officer

                                                                      APPENDIX A
                                                                          TO THE
                                                                       INDENTURE

                             DEFINITIONS AND USAGE

                                     Usage
                                     -----

         The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

         (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

         (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

         (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

         (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.


                                  Definitions
                                  -----------

         "Act" has the meaning specified in Section 11.3(a) of the Indenture.

         "Adjustment Payments" has the meaning set forth in Section 2.3(e) of the Transfer and Servicing Agreement.

         "Administration Agreement" means the Administration Agreement dated as of March 27, 1997, among the Issuer, the Indenture Trustee and the Administrator, as amended from time to time.

         "Administration Fee" has the meaning specified in Section 3 of the Administration Agreement.

         "Administrator" means PNC Bank, National Association, in its capacity as administrator of the Issuer and the Financed Student Loans, or any successor as Administrator under the Transfer and Servicing Agreement.

         "Administrator Default" has the meaning specified in Section 8.1(b) of the Transfer and Servicing Agreement.

         "Administrator's Certificate" means an Officer's Certificate of the Administrator delivered pursuant to Section 4.7 of the Transfer and Servicing Agreement, substantially in the form of Exhibit C thereto and as the Administrator and the Indenture Trustee may agree.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AFSA" means the AFSA Data Corporation.

         "Authenticating Agent" means the Person appointed by the Indenture Trustee at the request of the Issuer as Authenticating Agent for the Notes pursuant to Section 2.3(8) of the Indenture, and any successor Authenticating Agent for the Notes.

         "Authorized Officer" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to or to be acted upon by the Transferor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Transferor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to a Servicer, any officer of such Servicer who is authorized to act for such Servicer in matters relating to or to be acted upon by such Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by such Servicer to the Indenture Trustee, on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Available Funds" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts with respect to such Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans;
(iii) all proceeds from any sales of Financed Student Loans by the

Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period;
(vi) the aggregate amounts, if any, received from the Transferor or the Master Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans pursuant to Section 3.2 or Section 4.5, respectively, of the Transfer and Servicing Agreement (vii) all Adjustment Payments, if any, received from the Transferor during such Collection Period and
(viii) Investments Earnings for such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the Transferor, and amounts used to reimburse the Master Servicer for Monthly Advances pursuant to Section 5.4 of the Transfer and Servicing Agreement. For any Distribution Date the term Available Funds also includes any Counterparty Swap Payments received with respect to such Distribution Date.

         "Basic Documents" means the Trust Agreement, the Master Indenture, the Terms Supplement, the Transfer and Servicing Agreement, the Administration Agreement, the Note Depository Agreement, the Guarantee Agreements, the Underwriting Agreement and other documents and certificates delivered in connection with any thereof and all amendments and supplements thereto.

         "Benefit Plan" means any employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of ERISA or Section 4975 of the Code, or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan's investment in the entity.

         "Book-Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be through book entries by a Securities Depository as described in Section 2.14 of the Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which national banking associations or banking institutions or trust companies in New York are authorized or obligated authorized or obligated by law, regulation or executive order to remain closed.

         "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

         "Certificate Balance" equals, initially, the Initial Certificate Balance and, thereafter, equals the Initial Certificate Balance reduced by all amounts previously distributed to Certificateholders as principal. In determining whether the Certificateholders which hold Certificates representing the requisite Certificate Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, the Certificate Balance shall not include the principal balance of Certificates owned by the Transferor or any Affiliate of the Transferor.

         "Certificate Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

         "Certificate Monthly Advance Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

         "Certificate Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

         "Certificate Initial Rate" means 7.1875% per annum.

         "Certificate Rate" means One-Month LIBOR plus 1.50%.

         "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

         "Certificateholder" means a Person in whose name a Certificate is registered in the Certificate Register.

         "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Quarterly Distribution Date, the excess, if any, of
(i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Quarterly Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Quarterly Distribution Date over (ii) the amount of interest actually distributed to such Certificateholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to such Certificateholders, to the extent permitted by law, at the related Certificate Rate from such preceding Quarterly Distribution Date to the current Quarterly Distribution Date.

         "Certificateholders' Interest Distribution Amount" means, with respect to Quarterly Distribution Date, the sum of (i) the amount of interest accrued at One-Month LIBOR plus 1.50% per annum for each related Interest Period since the last Quarterly Distribution Date on the outstanding Certificate Balance on the immediately preceding Quarterly Distribution Date, after giving effect to all distributions of principal to Certificateholders on such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, on the Closing
Date) and (ii) the Certificateholders' Interest Carryover Shortfall for such Quarterly Distribution Date.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of Quarterly Distribution Date on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Quarterly Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Quarterly Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Quarterly Distribution Date.

         "Certificateholders' Principal Distribution Amount" means, on each Quarterly Distribution Date on and after the date when the principal balance of each Class of Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the three Collection Periods preceding such Quarterly Distribution Date and (b) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the Certificates. Further, on the first Quarterly Distribution Date occurring on or after the Quarterly Distribution Date on which the principal balance of the last Outstanding Class of Notes is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Quarterly Distribution Date over the amount of principal paid on the Notes on such date.

         "Class" means any class of Notes.

         "Class A Notes" means the Class A-1, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes, Class A-7 Notes, Class A-8 Notes and the Class A-9 Notes.

         "Class A-1 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-1 Asset Backed Notes."

         "Class A-1 Noteholder" means any Noteholder of the Class A-1 Notes.

         "Class A-2 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-2 Asset Backed Notes."

         "Class A-2 Noteholder" means any Noteholder of the Class A-2 Notes.

         "Class A-3 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-3 Asset Backed Notes."

         "Class A-3 Noteholder" means any Noteholder of the Class A-3 Notes.

         "Class A-4 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-4 Asset Backed Notes."

         "Class A-4 Noteholder" means any Noteholder of the Class A-4 Notes.

         "Class A-5 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-5 Asset Backed Notes."

         "Class A-5 Noteholder" means any Noteholder of the Class A-5 Notes.

         "Class A-6 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-6 Asset Backed Notes."

         "Class A-6 Noteholder" means any Noteholder of the Class A-6 Notes.

         "Class A-7 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior Fixed Rate Class A-7 Asset Backed Notes."

         "Class A-7 Noteholder" means any Noteholder of the Class A-7 Notes.

         "Class A-8 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-8 Asset Backed Notes."

         "Class A-8 Noteholder" means any Noteholder of the Class A-8 Notes.

         "Class A-9 Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Senior LIBOR Rate Class A-9 Asset Backed Notes."

         "Class A-9 Noteholder" means any Noteholder of the Class A-9 Notes.

         "Class B Notes" means Notes of the Issuer designated as "PNC Student Loan Trust I, Series 1997-2, Subordinate LIBOR Rate Class B Asset Backed Notes."

         "Class B Noteholder" means any Noteholder of the Class B Notes.

         "Class Initial Rate" means, with respect to any Class of Notes, the rate identified as such in the Terms Supplement.

         "Class Interest Rate" means, with respect to any Class of Notes, the interest rate determined as set forth in the Terms Supplement.

         "Closing Date" means June 25, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

         "Collection Period" means, initially, with respect to each of the Initial Financed Student Loans, the period beginning on the day immediately succeeding the applicable Cut-off Date and ending on June 30, 1997, inclusive, and thereafter, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

         "Commission" means the Securities and Exchange Commission.

         "Consolidation Loan" means a Federal Loan designated as such, made by the Transferor to an eligible borrower that represents the refinancing of student loans to such borrower and his or her spouse in accordance with the applicable terms and provisions of the Higher Education Act.

         "Consolidation Loan Fees" means, as to any Collection Period, an amount accrued during such Collection Period equal to 1.05% per annum of the average outstanding principal balance of the Consolidation Loans owned by the Trust during such Collection Period.

         "Consolidation Prepayments" means, on any Exchange Date, the amount of principal then on deposit in the Collection Account representing payments received as a result of Financed Student Loans being repaid with the proceeds of consolidation loans (provided, however, if an Exchange Date occurs during the month of a Distribution Date, Consolidation Prepayments shall not include amounts received during the month of such Distribution Date).

         "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at Four Albany Street, New York, New York 10006
Attention: Corporate Trust and Agency Group, Structured Finance Group (telephone: (212) 250-6652; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Certificateholder and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Steven Husbands telephone:
(312) 407-1892; facsimile (312) 407-1708;] or at such other address as the Eligible Lender Trustee may designate by notice to the

Certificateholders and the Transferor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholders and the Transferor).

         "Counterparty" means any Person who from time to time is a party to a Swap Agreement with the Trust, which Persons are initially Deutsche Bank AG, New York Branch and Morgan Guaranty Trust Company of New York.

         "Counterparty Swap Payment" means, as to the Swap Agreements, with respect to any Quarterly Distribution Date, the excess, if any, of (i) the aggregate of the amounts accrued during the three Interest Periods immediately preceding such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, since the Closing Date) on the Notional Amount of the Swap Agreements at the fixed rates set forth therein (calculated on the basis of a year consisting of 12 months of 30 days each) over (ii) the aggregate amounts payable under the Swap Agreements on such Quarterly Distribution Date by the Trust to the Counterparties.

         "Cut-off Date" means for the Financed Student Loans set forth on (i) Schedule A-1 to the Transfer and Servicing Agreement, the close of business on June 6, 1997 and (ii) Schedule A-2 to the Transfer and Servicing Agreement, the close of business on June 17, 1997.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Deferral Phase" means the period during which the related borrower is in school and for certain authorized periods as described in the Higher Education Act.

         "Definitive Notes" has the meaning specified in Section 2.14 of the Indenture.

         "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the

         UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                  "Department" means the United States Department of Education, an agency of the Federal government.

                  "Depositor" means PNC Bank, National Association in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" means, with respect to any Distribution Date, the fifth Business Day preceding such Distribution Date.

                  "Distribution" means, with respect to any Financed Student Loan, the amount of the monthly remittance payable to the holder of such Financed Student Loan in accordance with its terms.

                  "Distribution Date" means the 25th day of each January, April, July and October (or in the case of the Class A-1 Notes, monthly on the 25th day of each month and on July 20, 1998), or if any such day is not a Business Day, the next succeeding Business Day, in each case commencing July 25, 1997.

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An Eligible Deposit Account may not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" means an entity which is an institution whose deposits are insured by the FDIC and the unsecured and uncollateralized long-term debt obligations of which shall be rated "AA-" or better by Standard & Poor's, A2 or better by Moody's, and if rated by Fitch, "AA" or better by Fitch, or the highest short-term rating by Standard & Poor's, the highest short term rating by Moody's and if rated by Fitch, the highest short term rating by Fitch, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company.

                  "Eligible Investments" As used herein, Eligible Investments shall include the following:

         (1) Cash (insured at all times by the Federal Deposit Insurance Corporation);

         (2) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

         (3) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  -        Export-Import Bank
                  -        Farm Credit System Financial Assistance Corporation
                  -        Farmers Home Administration
                  -        General Services Administration
                  -        U.S. Maritime Administration
                  -        Small Business Administration
                  -        Government National Mortgage Association (GNMA)
                  -        U.S. Department of Housing & Urban Development
                           (PHA's)
                  -        Federal Housing Administration;

         (4) senior debt obligations rated "AAA" by Standard & Poor's, "Aaa" by Moody's and if rated by Fitch, "AAA" by Fitch issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation

         (5) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1+" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, "F-1+" by Fitch and maturing no more than 360 days after the date of purchase (ratings on holding companies not being considered the rating of the bank);

         (6) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" by Standard & Poor's, "P-1" by Moody's and if rated by Fitch, "F-1+" by Fitch and which matures not more than 270 days after the date of purchase;

         (7) Investments in money market funds (including, but not limited to, money market mutual funds) rated "AAAm" or "AAAm-G" or better by Standard & Poor's and if rated by Fitch, "AAA" by Fitch;

         (8) investment agreements acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment; and

         (9) other forms of investments acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Indenture Trustee prior to any such investment.

         Notwithstanding anything in this Agreement or the Basic Documents to the contrary, for so long as the Transferor is a Certificateholder, all investments of the Trust shall be made in investments permissible for a national bank.

         The value of the above investments shall be determined as follows:

         a) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination;

         b) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: the average bid price at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Indenture Trustee in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service;

         c) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

         d) as to any investment not specified above: the value thereof established by prior agreement between the Issuer, the Administrator and the Indenture Trustee.

                  "Eligible Lender Trustee" means The First National Bank of Chicago not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement, and its successors and assigns in such capacity.

                  "Eligible Lender Trustee Fee" has the meaning specified in
Section 8.1 of the Trust Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Date" means, with respect to any Exchanged Student Loans, the date specified as such in the related Transfer Agreement.

                  "Exchange Period" means the period commencing on the Closing Date and ending on June 30, 2002.

                  "Exchanged Student Loan" means any Federal Loan transferred to the Eligible Lender Trustee on behalf of the Issuer during the Exchange Period pursuant to Section 2.2 of the Transfer and Servicing Agreement.

                  "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Controller or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "Expense Account" means the account designated as such pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Funds Rate" means, for any date of determination, the Federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such day, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

                  "Federal Loan" means a student loan which is a PLUS Loan, SLS Loan, Consolidation Loan, Stafford Loan or Unsubsidized Stafford Loan.

                  "FHLMC" means Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  "Final Maturity Date" means, with respect to any Note, the date on which the entire unpaid principal amount of such Note becomes due and payable as provided in the Terms Supplement.

                  "Financed Student Loan" means the Federal Loans set forth in Schedule A-1 and Schedule A-2 to the Transfer and Servicing Agreement and Schedule A to each Transfer Agreement, as amended or supplemented from time to time by the Master Servicer to accurately reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or other form of electronic media.

                  "Financed Student Loan Files" means the documents specified in
Section 3.3 of the Transfer and Servicing Agreement.

                  "Fitch" means Fitch Investors Service, LP.

                  "Fixed Rate Notes" means the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class A-7 Notes.

                  "FNMA" means Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  "Grace Period" means certain grace periods authorized by the Higher Education Act during which the related borrower's scheduled payments are deferred.

                  "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guarantee Agreements" means each agreement entered into between the Eligible Lender Trustee and a Guarantor pursuant to which such Guarantor guarantees payments on Financed Student Loans.

                  "Guarantee Payment" means any payment made by a Guaranty Agency pursuant to a Guarantee Agreement in respect of a Financed Student Loan.

                  "Guarantor" means the Department, the California Student Aid Commission, an agency of the State of California, the Florida Department of Education, an agency of the State of Florida, the Georgia Higher Education Assistance Corporation, a public non-profit corporation, Great Lakes Higher Education Corporation, a public non-profit corporation, the Illinois Student Assistance Commission, an agency of the State of Illinois, the Kentucky Higher Education Assistance Authority, an agency of the Commonwealth of Kentucky, the Michigan Higher Education Assistance Authority, an autonomous agency of the Michigan Department of the Treasury, the New Jersey Higher Education Assistance Authority, an agency of the State of New Jersey, the New Mexico Student Loan Guarantee Corporation, a New Mexico non-profit corporation, PHEAA and United States Aid Funds, Inc. a Delaware non-profit corporation and their respective successors and assigns.

                  "Guaranty Agency" means any agency which has an agreement with the Department of Education to be a guarantor of Federal Loans.

                  "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                  "Indenture" means the Master Indenture and the Terms Supplement, each as amended or supplemented from time to time.

                  "Indenture Trust Estate" means all money, instruments, rights and other property that are, from time to time, subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

                  "Indenture Trustee" means Bankers Trust Company, not in its individual capacity but solely as Indenture Trustee under the Indenture and its successors and assigns in such capacity.

                  "Indenture Trustee Fee" has the meaning specified in Section
6.7 of the Master Indenture, as may be amended pursuant to any amendment to the Terms Supplement.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Master Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

                  "Individual Note" means a Note of an initial principal amount equal to $50,000. A Note of an original principal amount in excess thereof shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such initial principal amount by $50,000, without regard to fractions.

                  "Initial Financed Student Loans" has the meaning specified in
Section 2.1 of the Transfer and Servicing Agreement.

                  "Initial Certificate Balance" means $1,000, representing the Certificate Balance as of the Closing Date

                  "Initial Pool Balance" means $1,014,231,891, representing the sum of Pool Balance for the Initial Financed Student Loans set forth on Schedule A-1 as of the applicable Cut-off Date and the Pool Balance for the Initial Financed Student Loans set forth in Schedule A-2 as of the applicable Cut-off Date.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Institution of Higher Education" means an institution of higher education as defined under the Higher Education Act (20 U.S.C.A. 1085(b)).

                  "Interest Period" has the meaning set forth in the Terms Supplement.

                  "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 5.1(b) of the Transfer and Servicing Agreement.

                  "Issuer" means PNC Student Loan Trust I.

                  "Issuer Consolidation Payments" has the meaning set forth in
Section 2.3(f) of the Transfer and Servicing Agreement.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "LIBOR Determination Date" means, with respect to any Class of Notes or the Certificates for which One-Month LIBOR is being determined other than for the Initial Period, the applicable Rate Determination Date, which must be a Business Day and London Banking Day.

                  "LIBOR Rate" means, with respect to the LIBOR Rate Notes or the Certificates, the related Class Interest Rate or Certificate Rate, as the case may be, that results from a determination based on One-Month LIBOR and is determined as described in the Terms Supplement, the Transfer and Servicing Agreement or the Trust Agreement, as the case may be.

                  "LIBOR Rate Notes" means the Class A-1 Notes, the Class A-8 Notes, the Class A-9 Notes and the Class B Notes.

                  "LIBOR Rate Determination Date" has the meaning set forth in the Terms Supplement.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor or obligations under Subservicing Agreements in effect as of the Closing Date.

                  "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  "Majority Certificateholder" means the holders of more than 50% of the Certificate Balance of the Certificates without regard to the Certificates held by the Depositor.

                  "Master Indenture" means the Indenture dated as of March 27, 1997 and amended on the Closing Date between the Issuer and the Indenture Trustee, as further amended or supplemented from time to time.

                  "Master Servicer" means PNC Bank, National Association, and its permitted successors and assigns, as Master Servicer of the Financed Student Loans under the Transfer and Servicing Agreement.

                  "Master Servicer Default" means an event specified in
Section 8.1(a) of the related Transfer and Servicing Agreement or Supplemental Transfer and Servicing Agreement.

                  "Minimum Purchase Price" has the meaning set forth in Section 9.1(b) of the Transfer and Servicing Agreement.

                  "Monthly Advance" means the amount, if any, advanced by the Master Servicer pursuant to Section 5.10 of the Transfer and Servicing Agreement with respect to Guarantee Payments or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Monthly Advance is made.

                  "Monthly Advance Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Loan Rate" shall have the meaning set forth in the Terms Supplement.

                  "Notes" means the notes issued by the Issuer pursuant to the Master Indenture and the Terms Supplement.

                  "Note Depository Agreement" means the agreement dated as of the Closing Date relating to the Notes among the Issuer, the Indenture Trustee, the Administrator and the Depository Trust Company, as the initial Securities Depository.

                  "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "Note Owner" means, with respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Securities Depository, or on the books of a Person maintaining an account with such Securities Depository (directly as Securities Depository Participant or as an indirect participant, in each case in accordance with the rules of such Securities Depository).

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.6 of the Indenture.

                  "Noteholder" means the Person in whose name a Note is registered in the Note Register.

                  "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of the related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.

                  "Noteholders' Interest Carryover" has the meaning set forth in the Terms Supplement.

                  "Noteholders' Interest Carryover Shortfall" means, as to any Class of Notes, with respect to any Distribution Date, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Distribution Date and any Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually allocated to such Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to such Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Note Distribution Date to the current Distribution Date.

                  "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each Interest Period since the last Distribution Date for such Class of Notes (or in the case of the first Distribution Date, the Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date relating to such Notes after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Distribution Date, the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.

                  "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Distribution Date.

                  "Noteholders' Principal Distribution Amount" means, as to any Distribution Date, the sum of (i) the Principal

Distribution Amount for the three Collection Periods (or with respect to the Class A-1 Notes, the one Collection Period) immediately preceding the month of such Distribution Date (ii) any Parity Percentage Payments to be made on such Distribution Date, (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (iv) the amount, if any, remaining in deposit in the Note Distribution Account following the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount allocable to a Class of Notes will not exceed the Outstanding Amount of such Class of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the Outstanding Amount of such Notes to zero.

                  "Notional Amount" means as to any Swap Agreement, with respect to any Quarterly Distribution Date, the percentage of the original Outstanding Amount of the related Class of Fixed Rate Notes set forth on the Scheduled Principal Balance Table for such Class for the Quarterly Distribution Date immediately preceding such Quarterly Distribution Date (or in the case of the first Quarterly Distribution Date, the original Outstanding Amount of such Class).

                  "Obligor" on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including (i) the Guaranty Agency thereof and (ii) with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

                  "Officer's Certificate" means (i) in the case of the Issuer, a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Transferor, the Master Servicer or the Administrator, a certificate signed by an Authorized Officer of the Transferor, the Master Servicer or the Administrator, as appropriate and (iii) in the case of the Servicer, a certificate signed by an Authorized Officer of the Servicer.

                  "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.

                  "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Master Indenture, be employees of or counsel to the Issuer or Administrator or any of their Affiliates and who shall be reasonably satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.1 of the Master Indenture, and shall be in form and substance reasonably satisfactory to the Indenture Trustee and (ii) with respect to the Transferor, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Transferor, the Administrator or the Master Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee and the Eligible Lender Trustee.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be do disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons.

                  "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes or Certificates as applicable, Outstanding at the date of determination.

                  "Parity Percentage" means, as of any date of determination, the fraction expressed as a percentage, the numerator of which is the sum of (i) the then Pool Balance and (ii) all amounts on deposit in the Collection Account and the Reserve Account and the denominator of which is the sum of the aggregate Outstanding Amount of the Notes and the Certificates, accrued and unpaid interest thereon plus accrued and unpaid Transaction Fees and Consolidation Loan Fees.

                  "Parity Percentage Payment" means, with respect to any Distribution Date, the amount, if any, to be transferred from the Collection Account to the Note Distribution Account pursuant to Section 5.5(e) of the Transfer and Servicing Agreement, up to the amount necessary for the Parity Percentage to equal 102.5% after giving effect to all distributions to be made on such Distribution Date.

                  "Participant" means a Securities Depository Participant.

                  "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Master Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PHEAA" means the Pennsylvania Higher Education Assistance Agency.

                  "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                  "Pledged Account or Fund" means the Collection Account, the Reserve Account, the Note Distribution Account and the Certificate Distribution Account.

                  "PLUS Loan" means a Federal Loan made pursuant to the provisions of the PLUS program established under Section 428B of the Higher Education Act (or predecessor provisions).

                  "Pool Balance" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized), after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Trust during such Collection Period from or on behalf of borrowers and Guarantors and, with respect to certain payments on certain Financed Student Loans, the Department, (ii) the principal portion of all Purchase Amounts received by the Trust for such Collection Period and (iii) any Exchanged Student Loans acquired conveyed to the Trust and any Financed Student Loans conveyed by the Trust during such Collection Period, in each case pursuant to Sections 2.2 and 2.3(e).

                  "PP Loans" means all Stafford Loans and Unsubsidized Stafford Loans with a first disbursement made by the Transferor on or after July 1, 1996.

                  "PP Program" means the PNC Bank Preferred Payment Program.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.7 of the Master Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Primary Servicer" means, with respect to any Financed Student Loan, the entity responsible for the primary servicing of such Financed Student Loan on a day to day basis, it being understood that where a subservicer appointed in accordance with the terms of the Transfer and Servicing Agreement has responsibility for servicing a Financed Student Loan, such subservicer and not the Master Servicer shall be the Primary Servicer with respect such Financed Student Loan.

                  "Principal Distribution Amount" means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts: (i) that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period; (iii) all Realized Losses incurred during such Collection Period; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan repurchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; and (v) the Adjustment Payments, if any, received from the Transferor during such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

                  "Principal Factor" means, as of any Distribution Date for each Class of Notes, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any payments of principal made on such Distribution Date) divided by the original Outstanding Amount of such Class. The Principal Factor will be 1.0000000 for each Class of Notes as of the Closing Date; thereafter, the Principal Factor for each Class of Notes will decline to reflect reductions in the outstanding principal balance of such Class.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Amount" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased.

                  "Purchased Student Loan" means a Financed Student Loan purchased pursuant to Section 4.5 of the Transfer and Servicing Agreement or repurchased pursuant to Section 3.2 of the Transfer and Servicing Agreement.

                  "Qualified Letter of Credit" means a letter of credit delivered or to be delivered to the Indenture Trustee in lieu of a deposit of cash or Eligible Investments in the Reserve Account for such Class or Series, which letter of credit shall

                  (a) be irrevocable and name the Indenture Trustee, in its capacity as such, as the sole beneficiary thereof;

                  (b) be issued by a bank whose credit standing is acceptable to each of the rating agencies which are rating or have rated the Notes of such Series;

                  (c) provide that if at any time the then current credit standing of the issuing bank is such that the continued reliance on such letter of credit for the purpose or purposes for which it was originally delivered to the Indenture Trustee would result in a downgrading of any rating of the Notes of such Class or Series, the Indenture Trustee may either draw under such letter of credit any amount up to and including the entire amount then remaining available for drawing thereunder or terminate such letter of credit;

                  (d) be transferable to any successor trustee hereunder with respect to such Class or Series; and

                  (e) meet such other standards as may be specified in the Terms Supplement.

                  "Qualified Institutional Buyer" has the meaning ascribed to such term in Rule 144A under the Securities Act.

                  "Quarterly Distribution Date" means, the 25th day of each January, April, July, and October or if such day is not a Business Day, the next succeeding Business Day, commencing July 25, 1997.

                  "Rate Determination Date" means for the LIBOR Rate Notes and the Certificates, the date which is both two Business Days and two London Business Days preceding the related Rate Adjustment Date.

                  "Rating Agency" means Moody's, Standard & Poor's and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Transferor, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current ratings of each Class of Notes.

                  "Realized Loss" means, for each Financed Student Loan submitted to a Guarantor for a Guarantee Payment, the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan (including amounts received pursuant to Sections 3.2 and 4.5 of the Transfer and Servicing Agreement) up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

                  "Record Date" means, with respect to a Distribution Date, the close of business on the second Business Day preceding such Distribution Date.

                  "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) having an established place of business in London.

                  "Related Financed Student Loan File" has the meaning specified in Section 3.8(a) of the Transfer and Servicing Agreement.

                  "Repayment Phase" means the period during which the related borrower is required to make payments of principal and interest on the related Financed Student Loan.

                  "Requisite Amount" means, with respect to any Series for which a Reserve Account is required to be maintained, an amount specified in or determined pursuant to the Terms Supplement.

                  "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the related Transfer and Servicing Agreement.

                  "Reserve Account Initial Deposit" means, $10,300,000.

                  "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee, including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Schedule of Financed Student Loans" means the master listing of the Financed Student Loans set forth in Schedule A-1 and Schedule A-2 to the Transfer and Servicing Agreement and Schedule A to each Transfer Agreement, in each case as from time to time amended or supplemented to reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or in the form of electronic media.

                  "Scheduled Principal Balance Table" means the Scheduled Principal Balance Table set forth on Schedule C to the Transfer and Servicing Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Depository" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Securities Depository Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

                  "Senior Notes" means the Class A Notes.

                  "Senior Noteholder" means the holder of a Senior Note.

                  "Serial Loan" means a Financed Student Loan that is serial to a student loan owned by a third party.

                  "Series" means a separate Series of Notes issued pursuant to the Master Indenture, which Series may, as provided in the Terms Supplement, be divided into two or more Classes.

                  "Series 1997-2 Notes" means the Notes designated as the Issuer's Asset-Backed Notes, Series 1997-2, issued pursuant to the terms of the Master Indenture and the Terms Supplement and having an original principal amount equal to $1,030,000,000.

                  "Servicer" means AFSA, USA Group, PHEAA or, subject to satisfying the Rating Agency Condition, another entity appointed by the Master Servicer to service the Financed Student Loans, in its capacity as servicer of the Financed Student Loans.

                  "Servicer's Report" means any report of the Master Servicer delivered pursuant to Section 4.8(a) of the Transfer and Servicing Agreement, substantially in the form acceptable to the Administrator.

                  "Servicing Fee" means a quarterly fee in an amount equal to 1.00% of the average Pool Balance as of the last day of each of the three Collection Periods immediately preceding such Quarterly Distribution Date.

                  "SLS Loan" means a Federal Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

                  "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "Specified Reserve Account Balance" means, with respect to any Distribution Date, an amount equal to the greater of (i) 1.00% of the sum of the Outstanding Amount of the Notes and the Certificate Balance on such Distribution Date, after giving effect to all payments to be made on such date; or (ii) $1,000,000; provided, however, that such balance shall not exceed the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance.

                  "Stafford Loan" means a student loan designated as such that is made under Section 428 of the Higher Education Act (excluding Unsubsidized Stafford Loans).

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                  "State" means any one of the 50 States of the United States of America or the District of Columbia.

                  "Subcustodian" has the meaning specified in Section 3.8 of the Transfer and Servicing Agreement.

                  "Subordinated Notes" means the Class B Notes.

                  "Subordinated Noteholder" means any Noteholder of a Subordinated Note.

                  "Subsequent Cut-off Date" means the day as to which principal and interest accruing with respect to an Exchanged Student Loan are transferred to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.2 of the Transfer and Servicing Agreement.

                  "Subservicing Agreement" has the meaning specified in Section
4.13 of the Transfer and Servicing Agreement.

                  "Successor Administrator" has the meaning specified in
Section 3.7(e) of the Indenture.

                  "Successor Master Servicer" has the meaning specified in
Section 3.7(e) of the Indenture.

                  "Swap Agreements" mean the ISDA Master Agreement dated as of June 20, 1997, between Deutsche Bank AG, New York Branch, and the Issuer; and the ISDA Master Agreement dated as of June 20, 1997, between Morgan Guaranty Trust Company of New York and the Issuer, in each case including the schedules attached thereto and the confirmations issued in connection therewith, and any similar agreement subsequently entered into by the Trust, as each may be amended, supplemented or otherwise modified from time to time.

                  "Swap Termination Payments" means termination payments, if any, owed by the Trust under the Swap Agreements.

                  "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Terms Supplement" means, the Second Terms Supplement to the Indenture dated as of June 25, 1997 between the Issuer and The Indenture Trustee.

                  "Transaction Fees" means, collectively, the Servicing Fee, the Administration Fee, Indenture Trustee Fee and the Eligible Lender Trustee Fee.

                  "Transfer Agreement" has the meaning set forth in Section 2.2(b) of the Transfer and Servicing Agreement.

                  "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of June 25, 1997, among the Issuer, the Transferor, the Administrator, the Eligible Lender Trustee and the Master Servicer, as amended from time to time.

                  "Transferor" means PNC Bank, National Association.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" means the Issuer, established pursuant to the Trust Agreement.

                  "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, if any, and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning specified in Section 5.1 of the Transfer and Servicing Agreement.

                  "Trust Agreement" means the Trust Agreement dated as of March 27, 1997 and amended on the Closing Date, between the Depositor and the Eligible Lender Trustee, as further amended and supplemented from time to time.

                  "Trust Certificate" means a Certificate.

                  "Trust Certificateholder" means a person in whose name a Trust Certificate is registered in the Certificate Register.

                  "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to (i) the property and rights assigned to the Trust pursuant to Article II of the Transfer and Servicing Agreement and each Transfer Agreement, (ii) the Swap Agreements,
(iii) all funds on deposit from time to time in the Trust Accounts and (iv) all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Transfer and Servicing Agreement, the Administration Agreement and the other Basic Documents.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "Trust Swap Payment" means, as to the Swap Agreements with respect to any Quarterly Distribution Date, the excess, of (i) the aggregate amount accrued on the Notional Amounts of the Swap Agreements during the three Interest Periods immediately preceding such Quarterly Distribution Date (or in the case of the first Distribution Date, since the Closing Date) pursuant to the Swap Agreements over (ii) the aggregate amount payable under the Swap Agreements on such Quarterly Distribution Date by each Counterparty to the Trust.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "Unsubsidized Stafford Loan" means a Federal Loan designated as such that is made under Section 428H of the Higher Education Act.

                  "USA Group" means USA Group Loan Services, Inc.